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                                                         Exhibit (10)(a)(4)
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                         THE BEAR STEARNS COMPANIES INC.
                          Management Compensation Plan
                  (as amended and restated as of July 1, 1994)


          Section 1.  Purpose.  The purposes of The Bear Stearns Companies
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     Inc. Management Compensation Plan as amended and restated hereby (the
     "Plan") are (i) to compensate voting members of the Executive Committee of the Board of Directors (the "Executive Committee") of The Bear Stearns Companies Inc. (the "Company") on an individual basis for significant contributions to the Company and its subsidiaries and (ii) to stimulate the efforts of such voting members of the Executive Committee by giving them a direct interest in the performance of the Company.

          Section 2.  Term.  The Plan shall be effective as of July 1, 1994
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     (the "Effective Date"), and shall be applicable for all future fiscal years of the Company unless amended or terminated by the Company pursuant to Section 9.

          Section 3.  Coverage.  For purposes of the Plan, the term
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     "Participant" shall include for each fiscal year each voting member of the Executive Committee serving as such on the date that proportionate shares of the Annual Bonus Pool for such fiscal year are determined by the Compensation Committee. As used herein, the term "Company" includes both the Company and its subsidiaries, unless the context otherwise requires.

          Section 4.  Base Salary.
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          4.1  Each Participant shall receive a salary of $200,000 per annum ("Base Salary"). The Base Salary of the Participants may be increased from time to time by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") by amendment of the Plan pursuant to Section 9, provided that the Base Salary of each Participant shall be the same as the Base Salary of each other Participant.

          4.2 Notwithstanding the provisions of Section 4.1 above, in the event a Participant is not a voting member of the Executive Committee for an entire fiscal year, his Base Salary for such fiscal year shall be computed by multiplying such Base Salary as computed under Section
     4.1 by a fraction, the numerator of which is the number of days in such fiscal year during which such Participant was a voting member of the Executive Committee and the denominator of which is the number of days in the fiscal year. Any Base Salary shall be in addition to any base salary



















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     payable with respect to periods during the fiscal year in which a
     Participant was not a voting member of the Executive Committee.

          Section 5.  Annual Bonus Pool.
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          5.1  For each fiscal year of the Company, each Participant shall be entitled to receive an award of a bonus (a "Bonus"), payable from an annual bonus fund (the "Annual Bonus Pool") in the amount provided for in Section 6. A Bonus under the Plan shall be the sole bonus payable with respect to a fiscal year to each Participant ("Full Year Participant") who was a voting member of the Executive Committee on the date that proportionate shares of the Annual Bonus Pool for such fiscal year was determined by the Compensation Committee and remains a voting member of the Executive Committee at all times thereafter during such fiscal year. For each fiscal year, each Participant who was not a Full Year Participant shall be entitled to such a bonus, if any, for the portion of such fiscal year not covered by the Plan, determined in accordance with the procedures applicable to employees who are not voting members of the Executive Committee in addition to the Bonus, if any, payable pursuant to the Plan.

          5.2 The Annual Bonus Pool for the fiscal year ending June 30, 1995 shall be determined as soon as practicable after the end of such fiscal year of the Company and shall be an amount determined as follows:

          (a)  if the Company's Adjusted Pre-Tax Return on Equity
               (as defined in Section 6.7) is 2% or less, the Annual Bonus Pool for such year shall be zero;

          (b) if the Company's Adjusted Pre-Tax Return on Equity is greater than 2% but does not exceed 5%, the Annual Bonus Pool for such year shall be $5.4 million multiplied by a fraction (i) the numerator which is the excess of (A) the Company's Adjusted Pre-Tax Return on Equity over (B) 2% and (ii) the denominator of which is 3%;

          (c) if the Company's Adjusted Pre-Tax Return on Equity is greater than 5% but does not exceed 10% the Annual Bonus Pool for such year shall be the sum of (a) $5.4 million and (b) $9.35 million multiplied by a fraction (i) the numerator of which is the excess of (A) the Company's Adjusted Pre-Tax Return on Equity






























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               over (B) 5% and (ii) the denominator of which is 5%;

          (d) if the Company's Adjusted Pre-Tax Return on Equity is greater than 10% but does not exceed 15% the Annual Bonus Pool for such year shall be the sum of (a) $14.75 million and (b) $9.65 million multiplied by a fraction (i) the numerator of which is the excess of (A) the Company's Adjusted Pre-Tax Return on Equity over (B) 10% and (ii) the denominator of which is 5%;

          (e) if the Company's Adjusted Pre-Tax Return on Equity is greater than 15% but does not exceed 20%, the Annual Bonus Pool for such year shall be the sum of (a) $24.4 million and (b) $9.825 million multiplied by a fraction (i) the numerator of which is the excess of (A) the Company's Adjusted Pre-Tax Return on Equity over (B) 15% and (ii) the denominator of which is 5%;

          (f) if the Company's Adjusted Pre-Tax Return on Equity is greater than 20% but does not exceed 30%, the Annual Bonus Pool for such year shall be the sum of (a) $34.225 million and (b) $19.9 million multiplied by a fraction (i) the numerator of which is the excess of (A) the Company's Adjusted Pre-Tax Return on Equity over (B) 20% and (ii) the denominator of which is 10%;

          (g) if the Company's Adjusted Pre-Tax Return on Equity is greater than 30% but does not exceed 40%, the Annual Bonus Pool for such year shall be the sum of (a) $54.125 million and (b) $20.4 million multiplied by a fraction (i) the numerator of which is the excess of (A) the Company's Adjusted Pre-Tax Return on Equity over (B) 30% and (ii) the denominator of which is 10%; and

          (h) if the Company's Adjusted Pre-Tax Return on Equity is greater than 40%, the Annual Bonus Pool for such year shall be the sum of (a) $74.525 million and (b) $2,050,000 multiplied by the product of
               (i) the excess of (A) the
































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               Company's Adjusted Pre-Tax Return on Equity over (B) 40% and
               (ii) 100.

          5.3 For each fiscal year commencing with the fiscal year beginning July 1, 1995, the formula for calculating the Annual Bonus Pool shall be determined by the Compensation Committee in writing, by resolution of the Compensation Committee or other appropriate action, not later than 90 days after the commencement of such fiscal year.

          5.4 As a condition to the right of a Participant to receive any Bonus under this Plan, the Compensation Committee shall first be required to certify in writing, by resolution of the Compensation Committee or other appropriate action, that the Bonus has been accurately determined in accordance with the provisions of this Plan.

          Section 6.  Allocations.
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          6.1  Prior to the commencement of each fiscal year, or not later than 90 days after the commencement of each fiscal year, the Compensation Committee shall determine in writing, by resolution of the Compensation Committee or other appropriate action, each Participant's proportionate share of the Annual Bonus Pool for such fiscal year, which shall not exceed in respect of any Participant 25% of the Annual Bonus Pool and shall not exceed 100% of the Annual Bonus Pool in the aggregate.

          6.2 Notwithstanding anything in Section 6.1 to the contrary, any Participant who ceases to be a voting member of the Executive Committee for any reason prior to the end of such fiscal year shall be entitled to a Bonus computed as follows: A Bonus shall be computed as if such Participant was a voting member of the Executive Committee for the full fiscal year except (a) Adjusted Pre-Tax Income shall not be computed based on pre-tax income, as adjusted, for the full fiscal year, but shall instead be computed based on pre-tax income, as adjusted, for the period through the end of the month such Participant ceased to be a voting member of the Executive Committee multiplied by a fraction the numerator of which is 12 and the denominator of which is the number of months in the fiscal year through the month the Participant ceased to be a voting member of the Executive Committee, and (b) the Bonus that would have been payable for the full fiscal year based on (a) above shall be multiplied by a fraction the numerator of which shall be the number of days in the fiscal year through the date the Participant ceased to be a voting member of the Executive Committee, and the denominator of which shall be the number of






























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     days in the fiscal year; provided, however, that if the application of
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     the preceding clause would cause the total Bonuses payable under the
     Plan to exceed the Annual Bonus Pool, the Bonuses payable to each Participant shall be reduced pro rata, so that the total of all
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     Bonuses shall equal the Annual Bonus Pool.  If a Participant ceases to be a voting member of the Executive Committee after the end of the fiscal year in respect of which such Bonus is payable, the amounts thereof nonetheless shall be payable to him or his estate, as the case may be.

          6.3 Except as hereinafter provided, Bonuses for a fiscal year shall be payable as soon as practicable following the determination of Adjusted Pre-Tax Income for such fiscal year. In its discretion, the Compensation Committee may authorize, prior to the final determination of Adjusted Pre-Tax Income for such fiscal year, payments on account of Bonuses payable hereunder to one or more Participants entitled to such Bonuses, (a) during the last month of such fiscal year, in an amount not exceeding 95% of the aggregate amount that would be payable to such Participant or Participants hereunder as determined by the Chief Financial Officer of the Company on the basis of his good faith estimate of the Adjusted Pre-Tax Income of the Company for the portion of the fiscal year preceding the date of determination, (b) during the last 10 calendar days of such fiscal year or after the end of such fiscal year in an amount not exceeding 98% of the aggregate amount that would be payable to such Participant or Participants hereunder as determined by the Chief Financial Officer of the Company on the basis of his good faith estimate of the Adjusted Pre-Tax Income for such fiscal year, and (c) at any time during such fiscal year or after the end of such fiscal year to a Participant who ceases to be a voting member of the Executive Committee for any reason prior to the end of such fiscal year. Within the limitations set forth in the preceding sentence, the Compensation Committee may authorize one or more such "on account" payments, but the aggregate amount of any such on account payment shall not exceed the aggregate amount permitted to be paid pursuant to the Plan with respect to the same fiscal year. In connection with any such "on account" payments, the Compensation Committee shall require an undertaking or other assurance by or on behalf of the Participant receiving such payment to repay the Company the amount, if any, by which such "on account" payment exceeds the actual amount determined to be due to such person under the Plan in respect of such fiscal year. Any "on account" payments received prior to the end of a fiscal year shall be discounted to reasonably reflect the time value of money from the date of payment to the date 30 days after the end of the fiscal year.





























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          6.4  The Compensation Committee may determine that payment of a portion of the Bonuses shall be deferred, the periods of such deferrals and any interest, not to exceed a reasonable rate, to be paid in respect of deferred payments. The Compensation Committee may also define such other conditions of payment of Bonuses as it may deem desirable in carrying out the purposes of the Plan.

          6.5 In any fiscal year, any balance in the Annual Bonus Pool attributable to a forfeiture of Bonus under Section 6.2 as a result of a Participant ceasing to be a voting member of the Executive Committee during such year shall not be distributed to other Participants and shall not be carried forward or be available for distribution as Bonuses under the Plan in a future year or years.

          6.6 For purposes of this Plan, the "Adjusted Pre-Tax Income" for a fiscal year shall be the consolidated pre-tax income of the Company and its subsidiaries, determined in accordance with generally accepted accounting principles, computed prior to taking into account all amounts paid or accrued with respect to amounts payable under this Plan and including the amounts of any pre-tax earnings or loss attributable to discontinued operations or extraordinary items, if any, (a) after deducting all amounts paid or accrued, if any, with respect to Base Salaries for such fiscal year, (b) before deducting the amount paid or accrued, if any, with respect to any adjustments relating to the Capital Accumulation Plan for Senior Managing Directors and (c) after deducting all amounts paid or accrued, if any, with respect to dividends on the Company's preferred stock for such fiscal year. Adjusted Pre-Tax Income may be decreased, but not increased, by such amount determined by the Compensation Committee in its sole discretion as appropriate to carry out the purposes of the Plan.

          6.7 For purposes of this Plan, the "Adjusted Pre-Tax Return on Equity" for a fiscal year shall be the number expressed as a percentage determined by dividing (a) Adjusted Pre-Tax Income for such fiscal year by (b) the Consolidated Common Stockholders' Equity as of the last day of the immediately preceding fiscal year, determined in accordance with generally accepted accounting principles, in accordance with the consolidated statements of financial condition for the Company and its subsidiaries, as audited by the Company's independent public accountants.

          Section 7.  Administration and Interpretation.  The Plan shall be
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     administered by the Compensation Committee, which shall have the sole authority to make rules and regulations for the





























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     administration of the Plan.  The interpretations and decisions of the
     Compensation Committee with regard to the Plan shall be final and conclusive. The Compensation Committee may request advice or assistance or employ such persons (including, without limitation, legal counsel and accountants) as it deems necessary for the proper administration of the Plan.

          Section 8.  Administrative Expenses.  Any expense incurred in the
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     administration of the Plan shall be borne by the Company out of its general funds and not charged against the Annual Bonus Fund, except insofar as such expenses shall be taken into account in determining Adjusted Pre-Tax Income hereunder.

          Section 9.  Amendment or Termination.  The Compensation Committee
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     of the Company may from time to time amend the Plan in any respect or terminate the Plan in whole or in part, provided that no such action shall retroactively impair or otherwise adversely affect the rights of any Participant to benefits under the Plan which have accrued prior to the date of such action.

          Section 10.  No Assignment.  The rights hereunder, including
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     without limitation rights to receive a Base Salary or Bonus, shall not be sold, assigned, transferred, encumbered or hypothecated by an employee of the Company (except by testamentary disposition or intestate succession), and during the lifetime of any recipient any payment of Base Salary or a Bonus shall be payable only to such recipient.

          Section 11.  The Company.  For purposes of this Plan, the
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     "Company" shall include the successors and assigns of the Company, and this Plan shall be binding on any corporation or other person with which the Company is merged or consolidated, or which acquires substantially all of the assets of the Company, or which otherwise succeeds to its business.

          Section 12.  Stockholder Approval.  This Plan shall be subject to
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     approval of the material terms of the performance goal under which
     Bonuses are payable under the Plan by an affirmative vote of a majority of the shares cast in a separate vote of the stockholders of the Company during each fiscal year for which Bonuses are to be paid under the Plan, and such stockholder approval shall be a condition to the right of a Participant to receive any Bonus hereunder.